Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of April 30, 2026, among LUMEN TECHNOLOGIES, INC. (the “Parent Guarantor”), LEVEL 3 PARENT, LLC, a Delaware limited liability company (“Level 3 Parent”), LEVEL 3 FINANCING, INC., a Delaware corporation (the “Issuer”) on behalf of itself and the Guarantors (other than Level 3 Parent) (the “Existing Guarantors”) under the Indenture referred to below, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), as trustee and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (“Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer, Level 3 Parent and the other Guarantors party thereto have heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture dated as of June 30, 2025 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 6.875% First Lien Notes due 2033;

WHEREAS, pursuant to Section 8.01(viii) of the Indenture, the Indenture permits the Parent Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Parent Guarantor shall unconditionally guarantee all the Issuer’s obligations under the New Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 8.01 and Section 12.07 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of Level 3 Parent, the Issuer and the Parent Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent Guarantor, Level 3 Parent, the Issuer, the Existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the New Notes as follows:

1. Agreement to Guaranty. The Parent Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the New Notes and the Indenture on a senior unsecured basis and otherwise on the terms and subject to the conditions set forth in Article 12 of the Indenture (other than Section 12.03 of the Indenture), mutatis mutandis (it being understood that, for purposes of the Guarantee of the Parent Guarantor pursuant to this Supplemental Indenture, references in Article 12 to a “Guarantor” shall be deemed to refer to the Parent Guarantor and references to a “Note Guarantee” shall be deemed to refer to the Guarantee of the Parent Guarantor pursuant to this Supplemental Indenture). For avoidance of doubt, Articles 7 and 9 of the Indenture shall not apply to the Parent Guarantor, and the Parent Guarantor shall not constitute a “Guarantor” for purposes of Article 7 and 9 of the Indenture (except for purposes of the third to last paragraph of Section 9.05 of the Indenture).

2. Release. The Guarantee of the Parent Guarantor pursuant to this Supplemental Indenture shall be automatically and unconditionally released (a) upon consummation of any transaction pursuant to which the Issuer ceases to be a Subsidiary of the Parent Guarantor, (b) if the Issuer exercises its legal defeasance option or covenant defeasance option or effects a satisfaction and discharge of the Indenture, in each case, in accordance with Article 11 of the Indenture or (c) if the Issuer, in its sole discretion, delivers notice in writing to the Trustee stating that the Guarantee of the Parent Guarantor pursuant to this Supplemental Indenture is being released effective immediately as of the date of such notice. Upon any occurrence giving rise to a release of a Guarantee as specified herein, the Issuer shall provide notice thereof to the Trustee, and the Trustee, upon receipt of an Officers’ Certificate from the Issuer and an Opinion of Counsel each stating that all conditions precedent to such release have been satisfied, shall execute any documents reasonably required by the Issuer in order to evidence such release, discharge and termination in respect of such Guarantee. None of the Issuer, any Guarantor or the Trustee will be required to make a notation on the New Notes to reflect any Guarantee or any such release, termination or discharge. For avoidance of doubt, Release of the Guarantee of the Parent Guarantor shall be governed by this Section 2 (and not by Section 12.03 of the Indenture).

3. Successors and Assigns. This Supplemental Indenture shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in the Indenture and in the New Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the New Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the New Notes at law, in equity, by statute or otherwise.

5. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.

6. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel in accordance with the requirements of the Indenture.

7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of New Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

11. Senior Unsecured Obligations. The Obligations of the Parent Guarantor pursuant to its Guarantee and this Supplemental Indenture are the senior unsecured obligations of the Parent Guarantor.

12. Trustee and Collateral Agent. The Trustee and the Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, Level 3 Parent, the Existing Guarantors and the Parent Guarantor, and not of the Trustee or the Collateral Agent. The rights, privileges, indemnities and protections afforded the Trustee and the Collateral Agent under the Indenture shall apply to the execution hereof and the transactions contemplated hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Jon Yourkoski
Name: Jon Yourkoski
Title: Senior Vice President, Treasurer and Corporate Development

LEVEL 3 PARENT, LLC

By:	/s/ Jon Yourkoski
Name: Jon Yourkoski
Title: Senior Vice President, Treasurer and Corporate Development

LEVEL 3 FINANCING, INC., on behalf of itself as the Issuer and the other Existing Guarantors

By:	/s/ Jon Yourkoski
Name: Jon Yourkoski
Title: Senior Vice President, Treasurer and Corporate Development

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael McGuire
Name: Michael McGuire
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President